EXHIBIT 24.1

                                POWER OF ATTORNEY
                                -----------------

         We, the undersigned officers and directors of Chesapeake Energy Corporation (hereinafter, the "Company") hereby severally constitute Aubrey K. McClendon, Tom L. Ward and Marcus C. Rowland, and each of them, severally, our true and lawful attorneys in fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, one or more Registration Statements on Form S-8, and any amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 (i) shares of the Company's Common Stock, $.01 par value per share, to be acquired pursuant to the Nomac Drilling 401(k) Plan (the "Plan") and (ii) interests in the Plan, each as it may be amended from time to time, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED this 17th day of August, 2004



/S/ AUBREY K. MCCLENDON                  /S/ TOM L. WARD
-------------------------------------   --------------------------------------
Aubrey K. McClendon, Chairman of the     Tom L. Ward, President, Chief Board and
Board and Chief Executive Officer        Operating Officer and Director
(Principal Executive Officer)


/S/ MARCUS C. ROWLAND                    /S/ MICHAEL A. JOHNSON
--------------------------------------- ---------------------------------------
Marcus C. Rowland, Executive            Michael A. Johnson, Senior
Vice President and Chief                Vice President - Accounting
Financial Officer (Principal            Principal Accounting Officer)
Financial Officer)


/S/ FRANK  KEATING                      /S/ BREENE M. KERR
--------------------------------------- ---------------------------------------
Frank  Keating, Director                Breene M. Kerr, Director


/S/ CHARLES T. MAXWELL                  /S/ SHANNON SELF
--------------------------------------- ---------------------------------------
Charles T. Maxwell, Director            Shannon Self, Director


/S/ FREDERICK B. WHITTEMORE
--------------------------------------
Frederick B. Whittemore, Director